FIRST AMENDMENT TO CREDIT AGREEMENT

NOBLE ROMAN'S, INC., an Indiana corporation (the "Company") and **BMO HARRIS BANK N.A.**, a national banking association (the "Bank"), being parties to that certain Credit Agreement dated as of May 12, 2012 (the "Agreement") agree to amend the Agreement by this First Amendment to Credit Agreement (this "Amendment") as follows.

1. **DEFINITIONS**. All defined terms used herein not otherwise defined in this Amendment shall have their respective meanings set forth in the Agreement.

(a) **Amended Definitions**. The following definitions appearing under Section 1 of the Agreement are hereby amended and restated in their respective entireties as follows:

- "LIBOR-based Rate" means that per annum rate of interest which is equal to the sum of the London Interbank Offered Rate plus: (i) with respect to the Term Loan, four percent (4%); and (ii) with respect to Term Loan II, six and eight one-hundredths percent (6.08%).

- "Loan" means either the Term Loan or Term Loan II, and in the plural means both of them, collectively.

- "Loan Document" means any of this Agreement, the Term Note, Term Note II, the Security Agreement, the Guaranty Agreements, the Life Insurance Assignment, the Assignment of Franchise Agreements, the Trademark Security Agreement, the Guarantor Security Agreements, and any other instrument or document which evidences or secures the Loans or which expresses an agreement as to terms applicable to the Loans, and in the plural means all of them, collectively.

- "Note" means either the Term Note or Term Note II, and in the plural means both of them, collectively.

- " Obligations" means all obligations of the Company in favor of the Bank of every type and description, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to: (i) all of such obligations on account of the Term Loan; (ii) all of such obligations on account of Term Loan II; (iii) all the Company's Rate Management Obligations; and (iv) all other obligations of the Company arising under any Loan Document as amended from time to time.

(b) **New Definitions**. The following new definitions are hereby added to Section 1 of the Agreement as follows:

- "First Amendment" means that certain agreement entitled "First Amendment to Credit Agreement" entered into by and between the Company and the Bank dated as of October 31, 2013, for the purpose of amending this Agreement.

- "Term Loan II" is used as defined in Section 2(c) herein.

- "Term Note II" is used as defined in Section 2(c)(ii) herein.

2. **TERM LOAN AMORTIZATION**. Section 2(a)(ii) of the Agreement is hereby amended and restated in its entirety as follows:

(ii) The Term Note. The obligation of the Company to repay the Term Loan as of the date of the First Amendment shall be evidenced by a Promissory Note in the form of Exhibit "A" attached to the First Amendment (the "Term Note"). The principal of the Term Loan shall be repayable in equal installments of $80,729.17 which shall be due and payable on the fifteenth (15th) day of each calendar month commencing on November 15, 2013, and continuing thereafter until and on February 15, 2017, on which date the entire unpaid principal balance of the Term Loan shall be due and payable in full together with all accrued and unpaid interest. Subject to the provisions of Section 2(b)(ii) herein, the principal of the Term Loan may be prepaid at any time in whole or in part; provided, that any partial prepayment shall be in an amount which is an integral multiple of $1,000 and, provided further, that all partial prepayments shall be applied to the latest maturing installments of principal payable under the Term Loan in inverse order of maturity.

3. **DELETION OF EXCESS CASH FLOW RECAPTURE PAYMENTS**. Section 2(a)(vi) of the Agreement requiring Excess Cash Flow Recapture Payments is hereby deleted.

4. **NEW TERM LOAN II**. New Section 2(c) is hereby added to the Agreement as follows:

c. Term Loan II. The Bank will make a second term loan ("Term Loan II") to the Company contemporaneously with the execution of the First Amendment on the following terms and subject to the following conditions:

(i) Amount. The principal amount of Term Loan II shall be Eight Hundred Twenty-Five Thousand and 00/100 Dollars ($825,000.00).

(ii) Term Note II. The obligation of the Company to repay Term Loan II shall be evidenced by a Promissory Note in the form of Exhibit "B" attached to the First Amendment ("Term Note II"). The principal of Term Loan II shall be repayable in equal installments of $20,625.00, together with accrued interest,

which shall be due and payable on the fifteenth (15th) day of each calendar month commencing on November 15, 2013, and continuing thereafter until and on February 15, 2017, on which date the entire unpaid principal balance of Term Loan II shall be due and payable in full together with all accrued and unpaid interest. Subject to the provisions of Section 2(c)(vi) herein, the principal of Term Loan II may be prepaid at any time in whole or in part; provided, that any partial prepayment shall be in an amount which is an integral multiple of $1,000 and, provided further, that all partial prepayments shall be applied to the latest maturing installments of principal payable under Term Loan II in inverse order of maturity.

(iii) Interest on Term Loan II. The unpaid principal balance from time to time of Term Loan II shall bear interest from the date Term Loan II is made prior to the maturity of Term Note II at a rate per annum equal to the LIBOR-based Rate. Any change in the LIBOR-based Rate due to a change in the London Interbank Offered Rate shall be effective as of the opening of business of the Bank on the day on which such London Interbank Offered Rate shall change. Accrued interest shall be due and payable on the fifteenth (15th) day of each calendar month commencing on November 15, 2013, and at maturity. After maturity, whether scheduled maturity date or at maturity occurring as a result of the occurrence of an Event of Default, the outstanding principal amount of Term Loan II shall bear interest at a per annum rate equal to five percent (5%) above the otherwise applicable rate or rates, and shall be due and payable as accrued and without demand.

(iv) Use of Proceeds of Term Loan II. Proceeds of Term Loan II shall be used in their entirety to purchase the Company's outstanding preferred stock from its preferred shareholders.

(v) Provisions Applicable to Term Loan II. The provisions of Section 2(b) herein, which include provisions pertaining to prepayment, shall apply with equal force and effect to Term Loan II in addition to the Term Loan.

5. **GUARANTY AGREEMENTS**. In order to evidence the increase in the maximum liability of the Mobley under his Guaranty Agreement from $1,255,000.00 to $2,080,000.00, Section 4(b) of the Agreement is hereby restated as follows:

b. Guaranty Agreements. The Obligations, up to a maximum principal amount of $2,080,000.00, together with costs and expenses of enforcement, shall be supported by the unconditional guaranty of prompt payment of Mobley, which guaranty shall be evidenced by a Guaranty Agreement in the form attached hereto as Exhibit "F," as amended by the Amendment and Reaffirmation of Guaranty Agreement in the form attached to the First

Amendment as Exhibit "C" (collectively, the "Mobley Guaranty Agreement"). The Obligations shall be further supported without limitation by the unconditional guaranty of prompt payment of each of Pizzaco and NR Realty evidenced by the Guaranty Agreements in the forms attached hereto as Exhibits "I" and "J," respectively (hereinafter called the "Pizzaco Guaranty Agreement" and the "NR Realty Guaranty Agreement," respectively, and together with the Mobley Guaranty Agreement, each a "Guaranty Agreement," and collectively, the "Guaranty Agreements"). Each of Mobley, Pizzaco, and NR Realty is hereinafter sometimes called a "Guarantor," and collectively, the "Guarantors."

6. **REPRESENTATIONS AND WARRANTIES**. In order to induce the Bank to enter into this Amendment, the Company affirms that the representations and warranties contained in the Agreement are correct as of the date of this Amendment, except that (i) they shall be deemed to also refer to this Amendment as well as all documents named herein and, (ii) Section 3(d) of the Agreement shall be deemed also to refer to the most recent reviewed and internally prepared consolidated financial statements of the Company and its Subsidiaries delivered to the Bank.

7. **EVENTS OF DEFAULT**. The Company certifies to the Bank that no Event of Default or Unmatured Event of Default under the Agreement, as amended by this Amendment, has occurred and is continuing as of the date of this Amendment.

8. **CONDITIONS PRECEDENT**. As conditions precedent to the effectiveness of this Amendment, the Bank shall have received the following contemporaneously with execution and delivery of this Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

(i) This Amendment duly executed by the Company and the Bank.

(ii) The Term Note executed by the Company in the form attached hereto as Exhibit "A."

(iii) Term Note II executed by the Company in the form attached hereto as Exhibit "B."

(iv) The Amendment and Reaffirmation of Guaranty Agreement executed by Paul W. Mobley in the form attached hereto as Exhibit "C."

(v) The Reaffirmation of Guaranty Agreement executed by Pizzaco, Inc. in the form attached hereto as Exhibit "D."

(vi) The Reaffirmation of Guaranty Agreement executed by N.R. Realty, Inc. in the form attached hereto as Exhibit "E."

(vii) Resolutions and Certificate of Incumbency of the Secretary of the Company certifying the resolutions of its Board of Directors authorizing the execution, delivery and performance, respectively, of this Amendment and all other Loan Documents provided for in this Amendment to which the Company is a party, and certifying the names of the officer or officers authorized to execute all such documents and providing a sample of the true signature of each such officer, executed by the Secretary as of the date of this Amendment.

(viii) Resolutions and Certificate of Incumbency of the Secretary of Pizzaco, Inc. certifying the resolutions of its Board of Directors authorizing the execution, delivery and performance, respectively, of its Reaffirmation of Guaranty Agreement and all other Loan Documents provided for in this Amendment to which Pizzaco, Inc. is a party, and certifying the names of the officer or officers authorized to execute all such documents and providing a sample of the true signature of each such officer, executed by the Secretary as of the date of this Amendment.

(ix) Resolutions and Certificate of Incumbency of the Secretary of N.R. Realty, Inc. certifying the resolutions of its Board of Directors authorizing the execution, delivery and performance, respectively, of its Reaffirmation of Guaranty Agreement and all other Loan Documents provided for in this Amendment to which N.R. Realty, Inc. is a party, and certifying the names of the officer or officers authorized to execute all such documents and providing a sample of the true signature of each such officer, executed by the Secretary as of the date of this Amendment.

(x) Such other documents as the Bank may reasonably request.

9. **PRIOR AGREEMENTS.** The Agreement, as amended by this Amendment, supersedes all previous agreements and commitments made or issued by the Bank with respect to the Loans and all other subjects of this Amendment, including, without limitation, any oral or written proposals which may have been made or issued by the Bank.

10. **EFFECT OF AMENDMENT.** The provisions contained herein shall serve to supplement and amend the provisions of the Agreement. To the extent that the terms of this Amendment conflict with the terms of the Agreement, the provisions of this Amendment shall control in all respects.

11. **REAFFIRMATION**. Except as expressly amended by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect as originally written and as previously amended.

12. **COUNTERPARTS.** This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall be one and the same agreement.

IN WITNESS WHEREOF, the Company and the Bank have executed and delivered in Indiana this First Amendment Credit Agreement by their respective duly authorized officers as of October 31, 2013.

NOBLE ROMAN'S, INC., an Indiana corporation

By: [signature]
Paul W. Mobley, Chairman, Chief Executive Officer, and Chief Financial Officer

BMO HARRIS BANK N.A., a national banking association

By: [signature]
Brandon Williamson, Vice President